                                                                    EXHIBIT 10.1

                              PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 12/th/ of January, 2000, by and between the following:

         E-NET FINANCIAL CORPORATION, a Nevada corporation (hereinafter "E-NET")

         and EMB CORPORATION, a Hawaii corporation (hereinafter "EMB").


                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, subject to the terms and conditions of this Agreement, E-NET and EMB desire for E-NET to purchase from EMB and for EMB to sell to E-NET certain assets owned by EMB, including all the capital stock of various subsidiaries of EMB, as more particularly described in Paragraph 2.1 of this Agreement (hereinafter referred to as the "EMB Assets"), together with certain liabilities of EMB which are associated with the EMB Assets; and

     WHEREAS, the Board of Directors of E-NET deems it desirable and in the best interests of E-NET and its stockholders that E-NET purchase the EMB Assets in consideration of the issuance by E-NET to EMB of Seven Million Five Hundred Thousand (7,500,000) shares of E-NET common stock and cash in the amount of Four Million Dollars ($4,000,000); and

     WHEREAS, the Board of Directors of EMB deems it desirable and in the best interests of EMB and its stockholders that EMB sell the EMB Assets, which constitute a minority portion of its assets, as determined by the fair market value of all of its assets; and

     WHEREAS, the Board of Directors of E-NET and EMB may approve and adopt this Agreement as a plan of reorganization within the meaning, and subject to the provisions, of Section 368 and other applicable provisions of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, E-NET and EMB desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

     WHEREAS, the respective Boards of Directors of E-NET and EMB have approved and adopted this Agreement, subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                   SECTION 1

                                  DEFINITIONS
                                  -----------

     1.1  "Agreement," "E-NET", "EMB" and "EMB Assets", respectively, shall have
           ---------    -----    ---       ----------
the meanings defined on the cover page and in the foregoing preamble and recitals to this Agreement.

     1.2  "Closing Date" shall mean 10:00 a.m., local time, June 1, 2000, at
           ------------
3200 Bristol Street, 8/th/ Floor, Costa Mesa, California 92626, the date on which the parties hereto shall close the transactions contemplated herein; provided that the parties can change the Closing Date and place of Closing to such other time and place as the parties shall mutually agree, in writing, but, in no event shall the Closing Date be sooner than five (5) days after the effective date of the "Registration Statement" and the receipt by E-NET of the "minimum net proceeds" as those terms are described in Paragraph 3.9 hereof. As of the Closing Date, all Exhibits to this Agreement shall be complete and attached to this Agreement.

                                   SECTION 2

                 AGREEMENT FOR PURCHASE AND SALE OF EMB ASSETS
                 ---------------------------------------------

     2.1  Substantive Terms of the Purchase and Sale of EMB Assets.
          --------------------------------------------------------

          (a) EMB shall sell and deliver to E-NET one hundred percent (100%) of the issued and outstanding capital stock of its wholly-owned, operating subsidiaries: AMERICAN RESIDENTIAL FUNDING, INC., a Nevada corporation (hereinafter "AMRES"), RESIDENTIAL MORTGAGE CORPORATION, a Nevada corporation (hereinafter "RMC") and BRAVO REAL ESTATE, INC., a California corporation (hereinafter "BRAVO") in a form enabling E-NET then and there to become the record and beneficial owner of said capital stock, as follows: with respect to AMRES, Four Thousand Thirty-Eight (4,038) shares; with respect to RMC, One Thousand Five Hundred (1,500) shares; and with respect to BRAVO, Ten Thousand (10,000) shares. The parties acknowledge that EMB may, at its sole and absolute option, without the approval of E-NET, remove the common stock of RMC from the definition of the EMB Assets by delivering five (5) days written notice to E-NET. In such event, EMB will be under no obligation to deliver the common stock of RMC to E-NET on the Closing Date. Moreover, all other terms and conditions of this Agreement shall remain unchanged and binding, in full force and effect, including, without limitation, the total agreed upon consideration to be paid by E-NET to EMB for the EMB Assets as set forth in this Agreement.

          (b) EMB shall assign to E-NET all of its rights pursuant to that certain Letter of Intent dated June 9, 1999 (the "Titus Letter of Intent") by and between EMB and Titus Asset Management (hereinafter "TITUS") concerning the acquisition of TITUS by EMB. Prior to the Closing Date, and in accordance with the assignment to E-NET by EMB of its rights set forth in the TITUS Letter of Intent, the transaction contemplated thereby may be consummated. The documentation reflecting the acquisition of TITUS by E-NET (the "TITUS Acquisition Document") shall provide for a substitution of EMB in place of E-NET in the event that the transactions contemplated by this Agreement shall not close for any reason. Such substitution shall be on such terms as EMB, E-NET, and the relevant TITUS parties shall determine in the TITUS Acquisition Document, which shall be executed by all of such parties.

          (c) E-NET shall assume certain obligations and liabilities of EMB which are associated with the operations of the various subsidiaries being sold by EMB to E-NET as more fully described in the books and records of EMB and as set forth in Exhibit 4.9 hereto.

     2.2  Consideration Paid by E-NET.  E-NET shall deliver to EMB (a) seven
          ---------------------------
million five hundred thousand (7,500,000) shares of E-NET common stock, said stock being registered with the Securities and Exchange Commission pursuant to the registration requirements of the Securities Act of 1933, as amended, and being in compliance with the registration requirements promulgated by the various states as set forth in the Blue Sky laws of said states; and (b) $4,000,000 in good funds.

                                   SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF E-NET
                    ---------------------------------------

     E-NET, in order to induce EMB to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to EMB, with the understanding that all representations and warranties shall be deemed to include E-NET as well as any subsidiaries of E-NET which may be in existence as of the Closing Date taken as a whole, as follows:

     3.1  Organization and Qualification.  E-NET is a corporation duly
          ------------------------------
organized, validly existing, and in good standing under the laws of Nevada, with all requisite power and authority to own its property and to carry on its business as it is now being conducted. E-NET is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of E-NET.

     3.2  Ownership of E-NET.  E-NET is authorized to issue two classes of stock
          ------------------
of up to 20,000,000 common shares, $.001 par value per share, and of up to 1,000,000 preferred shares, no par value per share.

     3.3  Authorization and Validity.  E-NET has the requisite power and is duly
          --------------------------
authorized to execute and deliver and to carry out the terms of this Agreement. The board of directors and stockholders of E-NET have taken all action required by law, its Articles of Incorporation and Bylaws, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in Section 8 of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of EMB, this Agreement is a valid and binding agreement of E-NET.

     3.4  No Defaults.  E-NET is not in default under or in violation of any
          -----------
provision of its Articles of Incorporation or Bylaws. E-NET is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its is subject, if such default would have a material, adverse effect on the financial condition or business of E-NET. E-NET is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of E-NET. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of E-NET and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

     3.5  Proprietary Rights.  E-NET owns or is duly licensed to use such
          ------------------
trademarks and copyrights as are necessary to conduct its business as presently conducted. The conduct of business by E-NET does not infringe upon the trademarks or copyrights of any third party, if such infringement would have a material, adverse effect upon the financial condition or business of E-NET.

     3.6  Books of Account and Reports; Internal Controls.
          -----------------------------------------------

          (a) The books of account of E-NET accurately reflect in all material respects all of its items of income and expense, all of its assets, liabilities, and accruals, and are prepared and maintained in form and substance adequate for preparing audited financial statements, in accordance with generally accepted accounting procedures as historically and consistently applied by E-NET. E-NET has accurately prepared and filed, or is currently preparing for filing, all reports required by any law or regulation to be filed by it, and it has duly paid or accrued on its books of account all applicable duties and charges due (or assessed against it) pursuant to such reports.

          (b) E-NET has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets and expenses.

     3.7  Litigation.  There are no actions, suits, proceedings, orders,
          ----------
investigations, or claims pending or, to the knowledge of E-NET threatened against or affecting E-NET at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, which, if adversely determined, would materially and adversely affect the financial condition of E-NET, or which seek to prohibit, restrict, or delay the consummation of the transactions contemplated hereby. E-NET is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

     3.8  Insurance.  E-NET has insurance against losses or damages and other
          ---------
risks in amounts and of a character usually insured against by companies in the same or similar business.

     3.9  Registration Statement.  E-NET has filed with, and has had declared
          ----------------------
effective by, the Securities and Exchange Commission a Registration Statement registering shares of its common stock, 7,500,000 of which shall constitute that certain consideration described in Paragraph 2.2 hereof and shall have sold sufficient registered shares of common stock to the public such that E-NET shall have received net proceeds therefrom of not less than $20,000,000.

     3.10 Documents.  The copies of all agreements and other instruments that
          ---------
have been delivered by E-NET to EMB are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     3.11 Disclosure.  The representations and warranties made by E-NET herein
          ----------
and in any schedule, statement, certificate, or document furnished or to be furnished by E-NET to EMB pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

                                   SECTION 4

                     REPRESENTATIONS AND WARRANTIES OF EMB
                     -------------------------------------

     EMB, in order to induce E-NET to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to E-NET as follows:

     4.1  EMB Status.  EMB is a corporation duly organized, validly existing,
          ----------
and in good standing under the laws of the state of Hawaii with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted. Furthermore, EMB is qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of its business requires such qualification except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition and business of EMB.

     4.2  Organization and Qualification. With regard to the EMB Assets, EMB
          ------------------------------
represents and warrants to E-NET as follows: (a) AMRES is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted. AMRES is qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of its business requires such qualification except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition and business of AMRES. (b) RMC is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted. RMC is qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of its business requires such qualification except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition and business of RMC. (c) BRAVO is a corporation duly organized, validly existing, and in good standing under the laws of the state of California with all requisite power and authority to own its property and assets and to carry on its business. BRAVO is not currently conducting business.

     4.3  Ownership of EMB Assets.  (a)  AMRES is authorized to issue two
          -----------------------
classes of stock, of up to Five Thousand (5,000) shares of common stock, no par value per share and of up to to Twenty Thousand (20,000) shares of preferred stock, no par value per share. At the date hereof, of such authorized shares, Four Thousand Thirty-Eight (4,038) shares of common stock have been validly issued and are outstanding, fully paid, and non-assessable, all of which are owned of record and beneficially by EMB. There are no options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any unissued equity securities of AMRES. (b) RMC is authorized to issue two class of stock, of up to Five Thousand (5,000) shares of common stock, no par value per share, and of up to Twenty Thousand
(20,000) shares of preferred stock, no par value.   At the date hereof, of such
authorized shares, one thousand five hundred (1,500) shares of common stock have been validly issued and are outstanding, fully paid, and non-assessable, all of which are owned of record and beneficially by EMB. There are no options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any unissued equity securities of RMC. (c) BRAVO is authorized to issue one class of stock, of up to One Hundred Thousand (100,000) shares of common stock, no par value per
share.   At the date hereof, of such authorized shares, ten thousand (10,000)
shares of common stock have been validly issued and are outstanding, fully paid, and non-assessable, all of which are owned of record and beneficially by EMB. There are no options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any unissued equity securities of BRAVO.

     4.4  Validity.  EMB has the requisite power to execute and deliver and to
          --------
carry out the terms of this Agreement. Assuming this Agreement has been approved by all actions necessary on the part of E-NET, this Agreement is a valid and binding agreement of EMB.

     4.5  Conduct and Transactions of EMB.  During its current fiscal year, EMB
          -------------------------------
conducted the operations of the subsidiaries constituting the EMB Assets in the ordinary course of business, consistent with past practice and used its best efforts to maintain and preserve its properties, key employees, and relationships with customers and suppliers. Without limiting the foregoing, during such period EMB did not, with respect to each subsidiary constituting the EMB Assets, i.e., AMRES, RMC and BRAVO:

          (a) Incur any liabilities except to maintain its facilities and assets in the ordinary course of its business;

          (b) Declare or pay any dividends on any shares of capital stock or make any other distribution of assets to the holders thereof;

          (c) Issue, reissue, or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue, or sell, any shares of capital stock or acquire or agree to acquire any shares of capital stock;

          (d) Amend its respective Articles of Incorporation or Bylaws or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Pay or incur any obligation or liability, direct or contingent, except in the ordinary course of its business;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse, or otherwise become responsible for obligations of any other party, or make loans or advances to any other party except in the ordinary course of its business;

          (g) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees, except as otherwise disclosed in Exhibit 4.5(g), hereto; or

          (h) Make any capital expenditures except in the ordinary course of its business.

     4.6  Compensation Due Employees.  (a)  AMRES will not have any outstanding
          --------------------------
liability for payment of wages, payroll taxes, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions, contributions under any employee benefit plans or other compensation, current or deferred, under any labor or employment contracts, whether oral or written, based upon or accruing in respect of those services of employees of AMRES that have been performed prior to the Closing Date, except as specified on Exhibit 4.7 hereto. On the Closing Date, AMRES will not have any unfunded, contingent, or other liability under any defined benefits plan or any other retirement or retirement-type plan, whether such plan(s) are to continue or are thereupon terminated, except for the normal on-going obligations for future contributions under such plan(s) not related, generally or specifically, to the termination of such plan(s) or except as specified on Exhibit 4.6 hereto. (b) RMC will not have any outstanding liability for payment of wages, payroll taxes, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions, contributions under any employee benefit plans or other compensation, current or deferred, under any labor or employment contracts, whether oral or written, based upon or accruing in respect of those services of employees of RMC that have been performed prior to the Closing Date, except as specified on Exhibit 4.7 hereto. On the Closing Date, RMC will not have any unfunded, contingent or other liability under any defined benefits plan or any other retirement or retirement-type plan, whether such plan(s) are to continue or are thereupon terminated, except for the normal on-going obligations for future contributions under such plan(s) not related, generally or specifically, to the termination of such plan(s) or except as specified on Exhibit 4.6 hereto. (c) BRAVO will not have any outstanding liability for payment of wages, payroll taxes, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions, contributions under any employee benefit plans or other compensation, current or deferred, under any labor or employment contracts, whether oral or written, based upon or accruing in respect of those services of employees of BRAVO that have been performed prior to the Closing Date, except as specified on Exhibit 4.7 hereto. On the Closing Date, BRAVO will not have any unfunded, contingent or other liability under any defined benefits plan or any other retirement or retirement-type plan, whether such plan(s) are to continue or are thereupon terminated, except for the normal on-going obligations for future contributions under such plan(s) not related, generally or specifically, to the termination of such plan(s) or except as specified on Exhibit 4.6 hereto.

     4.7  Union Agreements and Employment Agreements.  None of AMRES, RMC and
          ------------------------------------------
BRAVO is a party to any union agreement or any organized labor dispute. None of AMRES, RMC and BRAVO has any written or verbal employment agreements with any of their respective employees, except as listed in Exhibit 4.7 hereto.

     4.8  Contracts and Leases.  Except as listed in Exhibit 4.8 hereto, none of
          --------------------
AMRES, RMC and BRAVO is a party to any written or oral leases, commitments, or any other agreements. On the Closing Date, none of AMRES, RMC and BRAVO has paid or performed in all material respects all obligations required to be paid or performed by them to such date and will not be in default under any document, contract, agreement, lease, or other commitment to which any of them is a party.

     4.9  Insurance.  All insurance against losses or damages or other risks
          ---------
which are in force for the benefit of each of AMRES, RMC and/or BRAVO is set forth in Exhibit 4.9 hereto.

     4.10 Liabilities.  None of AMRES, RMC and BRAVO has any liabilities, except
          -----------
as listed in Exhibit 4.10 hereto.

     4.11 Proprietary Rights.  Each of AMRES, RMC and BRAVO own or is duly
          ------------------
licensed to use such trademarks and copyrights as are necessary to conduct their respective businesses as presently conducted. The conduct of business by AMRES, RMC and BRAVO do not, to the best knowledge of EMB, infringe upon the trademarks or copyrights of any third party.

     4.12 Internal Controls.
          -----------------

          (a) There have been no transactions except in accordance with management's general or specific authorization.

          (b) Each of AMRES, RMC and BRAVO has devised and maintained respective systems of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets and expenses.

     4.13 Contracts and Agreements.  None of AMRES, RMC and BRAVO is a party to
          ------------------------
any material contracts or agreements in respect of the operation of their respective businesses, except as listed in Exhibit 4.13 hereto.

     4.14 Minute Books.  The respective minute books of AMRES, RMC and BRAVO
          ------------
contain true, complete, and accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Directors, and true and accurate copies thereof have been delivered to counsel for E-NET prior to the Closing Date. The signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

     4.15 Litigation.  Except as set forth in Exhibit 4.15, there are no
          ----------
actions, suits, proceedings, orders, investigations, or claims (whether or not purportedly on behalf of AMRES, RMC or BRAVO) pending against or affecting AMRES, RMC or BRAVO at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending or threatened in writing during the 12-month period preceding the date hereof, which, if adversely determined, would materially and adversely affect the financial condition of AMRES, RMC or BRAVO or which seeks to prohibit, restrict, or delay the consummation of the stock sale contemplated hereby. None of AMRES, RMC and BRAVO is operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

     4.16 Taxes.  At the Closing Date, all tax returns required to be filed with
          -----
respect to the operations or assets of each of AMRES, RMC and BRAVO prior to Closing Date have been correctly prepared in all material respects and timely filed, and all taxes required to be paid in respect of the periods covered by such returns have been paid in full or adequate reserves have been established for the payment of such taxes. Except as set forth in Exhibit 4.16, as of the Closing Date, none of AMRES, RMC and BRAVO has requested any extension of time within which to file any tax returns, and all known deficiencies for any tax, assessment, or governmental charge or duty shall have been paid in full or adequate reserves have been established for the payment of such taxes. The AMRES, RMC and BRAVO Tax Returns are true and complete in all material respects. No audits by federal or state authorities are currently pending or threatened.

     4.17 No Defaults.  None of AMRES, RMC and BRAVO is in default under or in
          -----------
violation of any provision of their respective Articles of Incorporation or Bylaws. None of AMRES, RMC and BRAVO is in default under or in violation of any material provision of any material indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which any of them is a party or by which any of them is bound, or to which any of their respective properties is subject, if such default would have a material, adverse effect on the financial condition or business of AMRES, RMC or BRAVO. None of AMRES, RMC and BRAVO is in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over them or any of their respective property which, if enforced, would have a material, adverse effect on the financial condition or business of AMRES, RMC or BRAVO. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of AMRES, RMC or BRAVO and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement, except for the agreements so indicated on Exhibit 4.17.

     4.18  Material Change.  Except as disclosed on Exhibit 4.18, there has been
           ---------------
no material change in the condition, financial or otherwise, of AMRES, RMC or BRAVO as shown in the AMRES, RMC or BRAVO Tax Returns, except changes occurring in the ordinary course of business, which changes have not materially, adversely affected their respective organizations, businesses, properties, or financial condition.

     4.19 Documents.  The copies of all agreements and other instruments that
          ---------
have been delivered by EMB to E-NET are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     4.20 Disclosure.  The representations and warranties made by EMB herein and
          ----------
in any schedule, statement, certificate, or document furnished or to be furnished by AMRES, RMC, BRAVO and/or EMB to E-NET pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

                                   SECTION 5

                         INVESTIGATION; PRESS RELEASE
                         ----------------------------

     5.1  Investigation.
          -------------

          (a) E-NET acknowledges that it has made an investigation of the EMB Assets for the period from on or about October 1, 1998, through the Closing Date, to confirm, among other things, the assets, liabilities, and status of business of the EMB Assets and the cash position, accounts receivable, liabilities, and mortgages in process. In the event of termination of this Agreement, E-NET will deliver to EMB all documents, work papers, and other materials and all copies thereof obtained by E-NET, or on its behalf, from AMRES, RMC, BRAVO or EMB, whether obtained before or after the execution hereof, will not use, directly or indirectly, any confidential information obtained from AMRES, RMC, BRAVO or EMB hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to AMRS, RMC, BRAVO or EMB except to the extent the same is publicly disclosed by AMRES, RMC, BRAVO or EMB.

          (b) EMB acknowledges that it has made an investigation of E-NET for the period from on or about April 30, 1999, through the Closing Date, which has included, among other things, the opportunity of discussions with executive officers of E-NET, and its accountants, investment bankers, and counsel. In the event of termination of this Agreement, EMB will deliver to E-NET all documents, work papers, and other materials and all copies thereof obtained by it, or on its behalf, from E-NET, whether obtained before or after the execution hereof and will not use, directly or indirectly, any confidential information obtained from E-NET hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to E-NET, except to the extent the same is publicly disclosed by E-NET.

          (c) Except in the event that any party hereto discovers in the course of its respective investigation any breach of a representation or warranty by the other party hereto and does not disclose it to such other party prior to the Closing Date, no investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty made by any party hereto.

     5.2  Press Release.  E-NET and EMB shall agree with each other as to the
          -------------
form and substance of any press releases and the filing of any documents with any federal or state agency related to this Agreement and the transactions contemplated hereby and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure that her or its counsel deems necessary.

                                   SECTION 6

                                   BROKERAGE
                                   ---------

     6.1  Brokers and Finders.  Except as set forth in Exhibit 6.1, neither E-
          -------------------
NET nor EMB, or any of their respective officers, directors, employees, or agents, has employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein. Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any commissions, finder's fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.

                                   SECTION 7

                      CLOSING AGREEMENTS AND POST-CLOSING
                      -----------------------------------

     7.1  Closing Agreements.  On the Closing Date, the following activities
          ------------------
shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Closing Date:

          (a) EMB shall have executed and delivered documents to E-NET sufficient then and there to transfer record and beneficial ownership of the shares of AMRES, RMC, to the extent that it is an EMB Asset as of the Closing Date, and BRAVO to E-NET;

          (b) EMB shall have assigned to E-NET all of its rights in the TITUS Letter of Intent, subject to the provisions of Paragraph 2.1(b);

          (c) E-NET shall have delivered to EMB (i) Seven Million Five Hundred Thousand (7,500,000) registered shares of E-NET common stock, free of any restrictive legends, which shares were included in the Registration Statement, as provided for in Paragraph 3.9 hereof, and (ii) $4,000,000 in good funds.

                                   SECTION 8

             CONDITIONS PRECEDENT TO E-NET'S OBLIGATIONS TO CLOSE
             ----------------------------------------------------

     The obligations of E-NET to consummate this Agreement are subject to satisfaction on or prior to the Closing Date of the following conditions:

     8.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
EMB contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and EMB shall have performed in all material respects all of her obligations hereunder theretofore to be performed.

     8.2  Status of Consideration.  The Registration Statement, provided for in
          -----------------------
Paragraph 3.9 hereof, shall have been filed with, and declared effective by, the Securities and Exchange Commission and E-NET shall have sold sufficient registered shares of common stock to the public such that E-NET shall have received net proceeds therefrom as prescribed by Paragraph 3.9 hereof.

     8.3  Other.  The joint conditions precedent in Section 10 hereof shall
          -----
have been satisfied and all documents required for Closing shall be acceptable to Counsel for E-NET.

                                   SECTION 9

              CONDITIONS PRECEDENT TO EMB'S OBLIGATIONS TO CLOSE
              --------------------------------------------------

     The obligation of EMB to consummate this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions:

     9.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
E-NET contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and E-NET shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

     9.2  Status of Consideration.  The Registration Statement, provided for in
          -----------------------
Paragraph 3.9 hereof, shall have been filed with, and declared effective by, the Securities and Exchange Commission and E-NET shall have sold sufficient registered shares of common stock to the public such that E-NET shall have received net proceeds therefrom as prescribed by Paragraph 3.9 hereof.

     9.3  Other.  The joint conditions precedent in Section 10 hereof shall have
          -----
been satisfied.

                                  SECTION 10

                          JOINT CONDITIONS PRECEDENT
                          --------------------------

     The obligations of E-NET and EMB to consummate this Agreement shall be subject to satisfaction or waiver in writing by all parties of each and all of the following additional conditions precedent at or prior to the Closing Date:

     10.1 Other Agreements.  All of the agreements contemplated by Section 7.1
          ----------------
of this Agreement shall have been executed and delivered, and all acts required to be performed thereunder as of the Closing Date shall have been duly performed, including, without limitation, completion of all exhibits to this Agreement.

     10.2 Absence of Litigation.  At the Closing Date, there shall be no action,
          ---------------------
suit, or proceeding pending or threatened against any of the parties hereto by any person, governmental agency, or subdivision thereof, nor shall there be pending or threatened any action in any court or administrative tribunal, which would have the effect of inhibiting the consummation of the transactions contemplated herein.

                                  SECTION 11

                                CONFIDENTIALITY
                                ---------------

     11.1 E-NET acknowledges that its principals have, and will, acquire information and materials from EMB and its subsidiaries (the "Companies") and knowledge about the technology, business, products, strategies, customers, clients and suppliers of the Companies and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of the Companies (collectively, such acquired information, materials, and knowledge are hereinafter referred to as "Confidential Information"). E-NET, itself, and behalf of its principals, covenants to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by this Agreement and not to allow any unauthorized person access to such Confidential Information.

     11.2 The Confidential Information disclosed by the Companies to E-NET shall remain the property of the disclosing party.

     11.3 E-NET, and principals, shall maintain in secrecy all Confidential Information disclosed to them by any or all of the Companies using not less than reasonable care. E-NET, and its principals shall not use or disclose in any manner to any third party any Confidential Information without the express written consent of the chief executive officer of EMB unless or until the Confidential Information is:

          (a)  publicly available or otherwise in the public domain; or

          (b)  rightfully obtained by any third party without restriction; or

          (c) disclosed by any of the Companies without restriction pursuant to judicial action, or government regulations or other requirements.

     11.4 The obligations of E-NET under Sections 11.1, 11.2, and 11.3 of this Agreement shall expire one year from the Closing Date.

     11.5 E-NET, itself and on behalf of its principals, hereby agrees that they will not intentionally bring into the premises of either or both of the Companies, or use in any way for the benefit of either or both of the companies, any confidential information that E-NET has reason to believe is or may be the trade secret or confidential information of a third party.

                                  SECTION 12

                            TERMINATION AND WAIVER
                            ----------------------

     12.1 Termination.  This Agreement may be terminated and abandoned on the
          -----------
Closing Date by:

          (a)  the mutual consent in writing of the parties hereto;

          (b) E-NET, if the conditions precedent in Sections 8 and 10 of this Agreement have not been satisfied or waived by the Closing Date; and

          (c) EMB, if the conditions precedent in Sections 9 and 10 of this Agreement have not been satisfied or waived by the Closing Date.

          If this Agreement is terminated pursuant to Section 12.1, the parties hereto shall not have any further obligations under this Agreement, and each party shall bear all costs and expenses incurred by her or it.

                                  SECTION 13

                 NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.
                 --------------------------------------------

     13.1 Nature and Survival.  All statements contained in any certificate or
          -------------------
other instrument delivered by or on behalf of E-NET or EMB pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party. All representations and warranties and agreements made by E-NET or EMB in this Agreement or pursuant hereto shall survive the Closing Date hereunder until the expiration of the 12th month following the Closing Date.

     13.2 Rescission.  Nothing in this Agreement shall be deemed to
          ----------
constitute an expansion or contraction of the parties' respective statutory rights of rescission.

                                  SECTION 14

                                 MISCELLANEOUS
                                 -------------

     14.1 Notices.  Any notices or other communications required or permitted
          -------
hereunder shall
be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:

          to EMB:                        EMB Corporation
                                         Attention: Chief Executive Officer
                                         ---------
                                         3200 Bristol, Eighth Floor
                                         Costa Mesa, California 92626

          copy to:                       Bryan Cave LLP
                                         Attention: Randolf W. Katz, Esq.
                                         ---------
                                         18881 Von Karman, Suite 1500
                                         Irvine, California 92612

          to E-NET:                      E-NET Corporation
                                         Attention: Chief Executive Officer
                                         ---------
                                         2102 Business Center Drive
                                         Suite 115-E
                                         Irvine, California 92612

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     14.2 Time of the Essence.  Time shall be of the essence of this Agreement.
          -------------------

     14.3 Costs.  Each party will bear the costs and expenses incurred by it in
          -----
connection with this Agreement and the transactions contemplated hereby.

     14.4 Cancellation of Agreemnt. In the event that this Agreement is canceled
          ------------------------
by mutual agreement of the parties or by failures of any of the conditions precedent set forth in Paragraphs 8, 9 and 10, neither EMB nor E-NET shall be entitled to any damages, fees, costs or other consideration.

     14.5 Entire Agreement and Amendment.  This Agreement and documents
          ------------------------------
delivered at the Closing Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto.
This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

     14.6   Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

     14.7   Governing Law. This Agreement shall be governed by, and construed
            -------------
and interpreted in accordance with, the laws of the State of California.

     14.8   Attorneys' Fees and Costs.  In the event any party to this Agreement
            -------------------------
shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of monies or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

     14.9   Successors and Assigns. This Agreement shall inure to the benefit of
            ----------------------
and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.

     14.10  Access to Counsel.  Each party hereto acknowledges that each has had
            -----------------
access to legal counsel of her or its own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof. Each party hereto acknowledges that the drafting of this Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or her or its counsel.

     14.11  Captions.  The captions appearing in this Agreement are inserted for
            --------
convenience of reference only and shall not affect the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EMB CORPORATION,
a Hawaii corporation

by: /s/ James E. Shipley
    --------------------------
    James E. Shipley, President

E-NET FINANCIAL CORPORATION,
a Nevada corporation

by: /s/ Michael P. Roth
    --------------------------
    Michael P. Roth, President